UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report:  January 10, 2018

Real Industry, Inc.

Delaware	001-08007	46-3783818
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3700 Park East Drive, Suite 300 Beachwood, OH 44122
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (805) 435-1255

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

1
Item 1.01	Entry into Material Definitive Agreement.

The information set forth below in Item 1.03 of this Current Report on Form 8-K regarding the 210 Commitment Letter (as defined below) is incorporated herein by reference.

1
Item 1.02	Termination of a Material Definitive Agreement.

The information set forth below in Item 1.03 of this Current Report on Form 8-K regarding the 210 Commitment Letter (as defined below) is incorporated herein by reference.

.03
Item 1.03	Bankruptcy or Receivership.

As previously disclosed, on November 17, 2017, Real Industry, Inc. (the “Company”), Real Alloy Intermediate Holding, LLC (“RAIH”), Real Alloy Holding, Inc. (“Real Alloy”) and certain of Real Alloy’s wholly-owned U.S. subsidiaries (collectively with RAIH and the Company, the “Debtors”) filed voluntary petitions in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) seeking relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”). The Chapter 11 cases are being jointly administered under the caption “In re Real Industry, Inc., et al.”, Case No. 17-12464, in the Bankruptcy Court (the “Chapter 11 Proceedings”). The Debtors continue to operate their business and manage their properties as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions and orders of the Bankruptcy Code.

New RELY DIP Facility

On January 10, 2018, in connection with the Chapter 11 Proceedings,  the Company entered into a commitment letter (the “210 Commitment Letter”) with 210 Capital, LLC (“210 Capital”) and the Private Credit Group of Goldman Sachs Asset Management, L.P.  (“GSAM”), pursuant to which 210 Capital and GSAM on behalf of one or more of its managed funds  (collectively, the “Lenders”) have agreed to provide up to an aggregate $5.5 million in senior secured superpriority debtor-in-possession financing (the “210 DIP Facility”) to the Company on the terms set forth in the 210 Commitment Letter and the definitive documentation to be negotiated, executed and delivered by the Company and Lenders related to the 210 Commitment Letter, including credit, security, collateral and guarantee agreements and promissory notes (collectively, the “210 DIP Documents”).  Further, in the 210 Commitment Letter, the Lenders have committed, on the effective date of a plan of reorganization of the Company from the Chapter 11 Proceedings (“Plan of Reorganization”), to (i) purchase to-be-issued shares of common stock of the Company equal to 45-49% (depending on applicable tax limitations) of the outstanding common stock of the Company for $17.5 million (the “210 Equity Commitment”) and (ii) make available to, or arrange a credit facility for, the Company of up to $500 million to enable the Company to pursue its business plan, including the acquisition of operating businesses (the “Post-Reorganization Credit Facility”).

Concurrently with the execution of the 210 Commitment Letter, the Company terminated its previously disclosed commitment letter, dated December 21, 2017, with Goldman Sachs & Co., LLC, which provided for $4 million in senior secured superpriority debtor-in-possession financing at 12% interest and a $10 million equity purchase commitment upon confirmation of the Plan of Reorganization.

On January 10, 2018, the Debtors filed a Notice of New Proposed DIP Lenders and Filing of Revised Proposed DIP Order and New Commitment Letter notifying parties-in-interest of the process by which the Company determined to enter into the 210 Commitment Letter and that the Debtors would be seeking approval from the Bankruptcy Court of the 210 DIP Documents, including the credit agreement for the 210 DIP Facility (to be filed with the Bankruptcy Court prior to the hearing on such motion) on the terms set forth in the 210 Commitment Letter, as well as approval to execute the 210 DIP Documents, and perform under the terms of the 210 Commitment Letter and 210 DIP Documents. The hearing of the Bankruptcy Court on such motion is scheduled to be held on January 17, 2018.

Lenders’ obligation to provide the 210 DIP Facility is subject to various conditions customary for debtor-in-possession financing of this type, including (i) entry of an order by the Bankruptcy Court, in form satisfactory to the Lenders, approving the Company’s execution and performance of the 210 Commitment Letter and the 210 DIP Documents (such order, the “DIP Order”), (ii) execution of the 210 DIP Documents, (iii) no Material Adverse Change (as defined in the 210 Commitment Letter) between the date of the 210 Commitment Letter and the DIP Closing Date (defined below), (iv)  satisfaction of various conditions precedent described in the 210 Commitment Letter, including the Company’s and Lenders’ execution and delivery of the 210 DIP Documents substantially consistent with the 210 Commitment Letter and acceptable to the parties, (v) Lenders’ completion of its financial, legal, accounting and tax diligence with the respect to the Company and the 210 DIP Facility by

January 17, 2018, (vi) Lenders’ receipt of internal approvals by January 17, 2018,  and (vii) the Company’s delivery to Lenders of a budget acceptable to Lenders. If such conditions are met, the closing date for the 210 DIP Facility (the “DIP Closing Date”) is scheduled to occur as early as three business days from the entry of the DIP Order. Lenders’ obligation to provide the 210 DIP Facility and otherwise perform under the 210 Commitment Letter will terminate on the earliest to occur of (w) January 10, 2018 at 5:30 pm Eastern time if the Borrower had not accepted the 210 Commitment Letter and filed a notice of entry into the 210 Commitment Letter with the Bankruptcy Court; (x) January 22, 2018 at 11:59 pm New York City time, if the DIP Closing Date has not occurred by such date, (y) the Company’s entry into an agreement or request for approval of the Bankruptcy Court for any debtor-in-possession financing or equity investment except as contemplated by the 210 Commitment Letter, or (z) the Company’s material breach of the 210 Commitment Letter.

Lenders will make available the funds under the 210 DIP Facility in accordance with the initial budget agreed upon between the Company and Lenders, to be updated on a monthly basis, or more frequently at Lenders’ request (the “Budget”).  The Company’s variance from the Budget cannot exceed 10% of total operating disbursements and its restructuring expenses, tested on a rolling four-week basis beginning one week following the DIP Order and each week thereafter, with certain exceptions as set forth in the 210 DIP Documents  (including cash receipts and fees of Lenders and its professionals).

The 210 DIP Facility will mature, and the Company must pay and otherwise fulfill its obligations thereunder, on the date that is the earliest to occur (such earliest date, the “Maturity Date”) of (a) November 17, 2018 (one year following the date of filing of the Debtors’ bankruptcy petition; the “Stated Maturity Date”); (b) the effective date of a Chapter 11 plan of reorganization for the Company that is confirmed by the Bankruptcy Court; or (c) the acceleration of the 210 DIP Financing and related termination of the commitments thereunder, including as a result of an Event of Default  (as defined in the 210 Commitment Letter) or default under the DIP Order.

Interest on the amounts borrowed under the 210 DIP Facility will accrue and be payable monthly at a rate of 11% per annum; an additional 2.00% per annum will apply during the continuance of an Event of Default, payable monthly.

The Company may, at its option, elect to repay amounts borrowed under the 210 DIP Facility by providing advance notice to Lenders and by paying the redemption price of 100% of the principal amount of the borrowing under the 210 DIP Facility to be repaid, plus accrued and unpaid interest to the date of redemption, plus an amount (the “Make-Whole Amount”) that is the greater of (1) 2.0% of the repayment amount and (2) the amount equal to the difference between (x) the aggregate amount of interest that would have been paid in respect of the repayment amount between the repayment date and the Maturity Date and (y) the aggregate amount of interest Lenders would earn if it reinvested the repayment amount for the same time period at the Treasury Rate (to be defined in the 210 DIP Documents) plus 50 basis points. Upon the sale of certain specified assets of the Company or its non-Debtor subsidiaries, the sale proceeds will be used to pay down amounts borrowed under the 210 DIP Facility but such repayments will not require the payment of a Make-Whole Amount.

Upon the occurrence of certain mandatory repayment events, including the issuance of debt or equity securities (other than in connection with the 210 Commitment Letter) or an asset sale, catastrophic event or extraordinary receipt, the Company shall pay the net proceeds of such event in the same manner as it may make an optional repayment, including accrued and unpaid interest and the Make-Whole Amount, as applicable. Once the Company has repaid or prepaid any amounts under the 210 DIP Facility, such amounts may not be reborrowed.

The obligations of the Company under the 210 Commitment Letter and 210 DIP Documents will have priority over all other allowed Chapter 11 or Chapter 7 administrative expenses of the Company under the Bankruptcy Code, subject to a carveout as specified in the DIP Order, and shall be secured by liens on and security interests in substantially all of the assets and property of the Company and certain of its non-Debtor subsidiaries.  The proceeds of the 210 DIP Facility will be used by the Company, as permitted by the DIP Order, the Budget, and the 210 DIP Documents, for general working capital, operational expenses and restructuring expenses. Neither proceeds nor amounts for administrative claims carved out for priority status over the 210 DIP Financing or other amounts may be used for the Company to assert claims against Lenders. In addition, the Company’s obligations under the 210 DIP Facility are being guaranteed by certain of the Company’s direct subsidiaries that are not Chapter 11 debtors.

Lenders will provide the entirety of the 210 DIP Facility.

In consideration of Lenders’ provision of the 210 DIP Facility and the Equity Commitment (defined below),  on the DIP Closing Date, the Commitment Letter provides for the Company to pay a fee of $200,000 and issue shares of the Company’s common stock to Lenders equal to 4.9% of the Company’s outstanding common stock in a private placement; upon subsequent discussion of the parties, this up-front payment shall be $200,000 in cash only.  The Company will also pay all reasonable and documented out-of-pocket fees and expenses of Lenders in connection with the matters contemplated by the 210 Commitment

Letter, including legal, accounting or other professional fees, in connection with the 210 Commitment Letter,  transactions contemplated thereby, and the preparation of the 210 DIP Documents.  On January 16, 2018, the parties agreed to modify the Commitment Letter to delete the provision relating to the issuance of 4.9% of the Company’s common stock as part of the “upfront fee”.  Under certain circumstances, if the Equity Commitment terminates, the Lenders will be entitled to the issuance of 4.9% of the Company’s common stock.

New Equity and Credit Facility Commitment

In addition to the 210 DIP Financing, pursuant to the Equity Commitment, Lenders have committed to purchase shares of common stock on the effective date of the Plan of Reorganization for up to $17.5 million, such that following such purchase, Lenders will own 45 – 49% (to be determined by the parties based on applicable tax limitations) of the common stock of the reorganized Company. Further, the Lenders have committed to provide or arrange the Post-Reorganization Credit Facility to enable the Company to pursue its business plan, including the acquisition of operating businesses.

Lenders’ obligation to provide the Equity Commitment and Post-Reorganization Credit Facility will be subject to the satisfaction of conditions set forth in the 210 Commitment Letter and the definitive documents related thereto, which will include, among other conditions customary for this type of investment,  (i) the entry of an order in form acceptable to the Lenders (such order, the “Confirmation Order”) by the Bankruptcy Court confirming the Plan of Reorganization and documents related thereto; (ii)  adoption of new governance documents and related documentation satisfactory to Lenders,  including articles of incorporation and bylaws, shareholders agreement, registration rights agreement, and related documents and policies, which will include, among other items, (a) a requirement of up to 55% shareholder approval for certain transactions (including incurrence of, guarantee of obligations of, or liens for material indebtedness, issuance of common or preferred stock, or making prohibited restricted payments), (b) a structure of the board of directors of the reorganized Company reflective of Lenders’ stock ownership (including at least one independent director appointed by Lenders) and satisfactory to Lenders, (c) independent board member approval for certain transactions, (d) requirement of written approval by the board of directors (which approval shall not be provided without Lenders’  prior written consent) for any transfer of stock by or to any shareholder who owns or would own 4.75% of the outstanding common stock, and (e) a right of first refusal for Lenders with respect to any financing for the Company’s acquisition activities for the two-year period following the effective date of the Plan of Reorganization; (iii) satisfaction of certain tax-related conditions, including no material impairment of the availability of any tax attributes;  (iv) the non-occurrence of any event of default under the 210 DIP Facility and the repayment in cash in full of all amounts borrowed thereunder; and (v) the retention, disposition or abandonment of the Company’s subsidiaries in a manner satisfactory to Lenders. In the event that the Company does not proceed with the Equity Commitment with Lenders, the Company shall be obligated to pay a break-up fee of $300,000. On January 16, 2018, the parties agreed to modify the Commitment Letter to provide that under certain circumstances, if the Equity Commitment terminates, the Lenders will also be entitled to the issuence of 4.9% of the Company’s common stock.

The 210 Commitment Letter includes covenants requiring achievement of certain milestones related to the 210 DIP Facility and Equity Commitment (“DIP Milestones”), in each case to be satisfied satisfactorily to Lenders, including: (i) the Company’s filing, in each case in form acceptable to Lenders,  of the Plan of Reorganization and related disclosure statement (such disclosure statement, the “Disclosure Statement”) with the Bankruptcy Court on or before February 16, 2018; (ii) entry of an order by the Bankruptcy Court approving the Disclosure Statement on or before March 29, 2018 (subject to court availability); (iii) the parties’ execution of definitive documents related to the Equity Commitment no later than five days prior to the hearing of the Bankruptcy Court to consider confirmation of the Plan of Reorganization; (iv) entry of the Confirmation Order on or before May 1, 2018; and (v) the Company’s satisfaction of all conditions to consummate the Plan of Reorganization no later than ten days after the entry of the Confirmation Order.

The 210 DIP Documents will contain representations and warranties, conditions precedent, negative covenants, affirmative covenants, events of default, indemnification and release provisions, and other terms consistent with the 210 Commitment Letter and customary for a financing of this type.

The foregoing description of the 210 Commitment Letter and the 210 DIP Facility does not purport to be complete and is qualified in its entirety by reference to the 210 Commitment Letter filed as Exhibit 10.1 hereto and incorporated herein by reference.

Cautionary Note Regarding the Company’s Common Stock

The Company cautions that trading in its securities during the pendency of the Chapter 11 Proceedings is highly speculative and poses substantial risks. Trading prices for the Company’s securities may bear little or no relationship to the actual recovery, if any, by holders of such securities in the Chapter 11 Proceedings.

Additional Information on the Chapter 11 Proceedings

Court filings and other information related to the court-supervised proceedings are available at a website administered by the Company’s claims agent, Prime Clerk, at https://cases.primeclerk.com/realindustry.  Additional information on Real Industry can be found at its website www.realindustryinc.com.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, which are based on our current expectations, estimates, and projections about the businesses and prospects of the Company, Real Alloy and their subsidiaries (“we” or “us”), as well as management’s beliefs, and certain assumptions made by management. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “should,” “will” and variations of these words are intended to identify forward-looking statements. Such statements speak only as of the date hereof and are subject to change. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason. These statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Forward-looking statements discuss, among other matters: our financial and operational results, as well as our expectations for future financial trends and performance of our business in future periods; our strategy; risks and uncertainties associated with Chapter 11 proceedings; the negative impacts on our businesses as a result of filing for and operating under Chapter 11 protection; the time, terms and ability to confirm a Chapter 11 plan of reorganization for our businesses; the adequacy of the capital resources of our businesses and the difficulty in forecasting the liquidity requirements of the operations of our businesses; the unpredictability of our financial results while in Chapter 11 proceedings; our ability to discharge claims in Chapter 11 proceedings; negotiations with the holders of Real Alloy’s Senior Secured Notes, its asset-based facility lender, and its trade creditors; risks and uncertainties with performing under the terms of the Debtors’ debtor-in-possession (“DIP”) financing arrangements and any other arrangement with lenders or creditors while in Chapter 11 proceedings; the Debtors’ ability to operate our businesses within the terms of our respective DIP financing arrangements;  the forecasted uses of funds in the Debtors’ DIP budgets; the impact of Real Alloy’s Chief Restructuring Officer on its restructuring efforts and negotiations with creditors and other stakeholders in the Chapter 11 proceedings; our ability to retain employees, suppliers and customers as a result of Chapter 11 proceedings; Real Alloy’s ability to conduct business as usual in the United States and worldwide; Real Alloy’s ability to continue to serve customers, suppliers and other business partners at the high level of service and performance they have come to expect from Real Alloy; our ability to continue to pay suppliers and vendors;  our ability to fund ongoing business operations through the applicable DIP financing arrangements; the use of the funds anticipated to be received in the DIP financing arrangements;  the ability to control costs during Chapter 11 proceedings; the risk that our Chapter 11 proceedings may be converted to cases under Chapter 7 of the Bankruptcy Code; the ability of the Company to preserve and utilize the NOLs following Chapter 11 proceedings; the Company’s ability to secure operating capital; the Company’s ability to take advantage of opportunities to acquire assets with upside potential; the Company’s ability to execute on its strategic plan to evaluate and close potential M&A opportunities; our long-term outlook; our preparation for future market conditions; and any statements or assumptions underlying any of the foregoing. Such statements are not guarantees of future performance and are subject to certain risks, uncertainties, and assumptions that are difficult to predict. Accordingly, actual results could differ materially and adversely from those expressed in any forward-looking statements as a result of various factors.

Important factors that may cause such differences include, but are not limited to, the decisions of the bankruptcy court; negotiations with Real Alloy’s debtholders,  our creditors and any committee approved by the bankruptcy court;  negotiations with lenders on the definitive DIP financing, equity investment and post-emergence credit facility documents; the Company’s ability to meet the closing conditions of its DIP financing, equity investment or post-emergence credit facilities; the Debtors’ ability to meet the requirements, and compliance with the terms, including restrictive covenants, of their respective DIP financing arrangements and any other financial arrangement while in Chapter 11 proceedings; changes in our operational or cash needs from the assumptions underlying our DIP budgets and forecasts; changes in our cash needs as compared to our historical operations or our planned reductions in operating expense; adverse litigation; changes in domestic and international demand for recycled aluminum; the cyclical nature and general health of the aluminum industry and related industries; commodity and scrap price fluctuations and our ability to enter into effective commodity derivatives or arrangements to effectively manage our exposure to such commodity price fluctuations; inventory risks, commodity price risks, and energy risks associated with Real Alloy’s buy/sell business model; the impact of tariffs and trade regulations on our operations; the impact of the recently approved U.S. tax legislation and any other changes in U.S. or non-U.S. tax laws on our operations or the value of our NOLs; our ability to successfully identify, acquire and integrate additional companies and businesses that perform and meet expectations after completion of such acquisitions; our ability to achieve future profitability; our ability to control operating costs and other expenses; that general economic conditions may be worse than expected; that competition may increase significantly; changes in laws or government regulations or policies affecting our current business operations and/or our legacy businesses, as well as those risks and uncertainties disclosed under the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Real Industry, Inc.’s Forms 10-Q filed with the Securities and Exchange Commission (“SEC”) on May 10, 2017, August 8, 2017 and November 9, 2017 and Form 10-K filed with the SEC on March 13, 2017, and similar disclosures in subsequent reports filed with the SEC.

Item 9.01	Financial Statements and Exhibits

(d) EXHIBITS.  The following exhibits are filed herewith:

Exhibit 10.1Commitment Letter, dated January 10, 2018, by and among Real Industry, Inc., 210 Capital, LLC and the Private Credit Group of Goldman Sachs Asset Management L.P.

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Commitment Letter, dated January 10, 2018, by and among Real Industry, Inc., 210 Capital, LLC and the Private Credit Group of Goldman Sachs Asset Management L.P.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

anuayr
REAL INDUSTRY, INC.

Date: January 17, 2018	By:	/s/ Kelly G. Howard
	Name:	Kelly G. Howard
	Title:	Executive Vice President and General Counsel